Exhibit 21.1

Subsidiaries of SoulCycle Inc.

Legal Name	State of Incorporation
SoulCycle IP LLC	New York

SoulCycle Inc.	Delaware

SoulCycle Management, LLC	Delaware

SoulCycle Tribeca, LLC	New York

SoulCycle Bridgehampton, LLC	New York

Soul Cycle East 83rd Street, LLC	New York

SoulCycle Scarsdale LLC	New York

SoulCycle 350 Amsterdam, LLC	New York

SoulCycle East 18th Street, LLC	New York

SoulCycle Pop Up, LLC	New York

SoulCycle Roslyn, LLC	New York

SoulCycle East Hampton, LLC	New York

SoulCycle East 63rd Street, LLC	New York

SoulCycle West Hollywood, LLC	California

SoulCycle Brentwood, LLC	California

SoulCycle Greenwich, LLC	Connecticut

SoulCycle Santa Monica, LLC	California

SoulCycle 384 Lafayette Street, LLC	New York

SoulCycle 609 Greenwich Street, LLC	New York

SoulCycle 45 Crosby Street, LLC	New York

SoulCycle West 19th Street, LLC	New York

SoulCycle Rye Brook, LLC	New York

SoulCycle Kent Avenue, LLC	New York

SoulCycle 2095 Union Street, LLC	California

SoulCycle Larkspur, LLC	California

SoulCycle Beverly Hills, LLC	California

SoulCycle Palo Alto, LLC	California

SoulCycle Short Hills, LLC	New Jersey

SoulCycle Woodbury, LLC	New York

SoulCycle Chestnut Hill, LLC	Massachusetts

SoulCycle Water Mill, LLC	New York

SoulCycle Malibu, LLC	California

SoulCycle M Street, LLC	District of Columbia

SoulCycle Bronxville, LLC	New York

SoulCycle Westport, LLC	Connecticut

SoulCycle Pasadena, LLC	California

SoulCycle 6200 Hollywood, LLC	California

SoulCycle Maiden Lane, LLC	New York

SoulCycle Newport Beach, LLC	California

SoulCycle 27th Street, LLC	New York

SoulCycle Bethesda, LLC	Maryland

SoulCycle 2465 Broadway, LLC	New York

SoulCycle Merrick Park, LLC	Florida

SoulCycle 75 First Street, LLC	California

SoulCycle N. Wells Street, LLC	Illinois

SoulCycle El Segundo, LLC	California

SoulCycle W. Wacker LLC	Illinois

SoulCycle Castro Street, LLC	California

SoulCycle Bryant Park, LLC	New York

SoulCycle 210 Joralemon Street, LLC	New York

SoulCycle Montauk, LLC	New York